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                                                                       EXHIBIT 5

Attorneys at Law
400 Hamilton Avenue
Palo Alto, CA 94301-1825
Tel (650) 328-6561
Fax (650) 327-3699

                                 July 31, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     As legal counsel for Silicon Gaming, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 450,000 shares of the Common Stock, $0.001 par value, of the Company and which may be issued pursuant to the exercise of purchase rights granted under the Silicon Gaming, Inc. 1998 Employee Stock Purchase Plan (the "Plan").

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California and the federal law of the United States.

     Based on such examination, we are of the opinion that the 450,000 shares of Common Stock which may be issued upon the exercise of purchase rights granted under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefore in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                 Respectfully submitted,

                                 /S/ GRAY CARY WARE & FREIDENRICH

                                 GRAY CARY WARE & FREIDENRICH LLP